CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 151 to the Registration Statement (Form N-1A Nos. 2-88816 and 811-03940) of our reports dated January 28, 2020 on the financial statements and financial highlights of BNY Mellon Global Stock Fund (formerly, Global Stock Fund), BNY Mellon International Stock Fund (formerly, International Stock Fund), BNY Mellon U.S. Equity Fund (formerly, Dreyfus U.S. Equity Fund) and BNY Mellon Select Managers Small Cap Value Fund (formerly, Dreyfus Select Managers Small Cap Value Fund) (four of the funds constituting BNY Mellon Strategic Funds, Inc.) (each, a “Fund”) included in each Fund’s annual report for the fiscal year ended November 30, 2019.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 24, 2020